Exhibit 10.54
THIRD AMENDMENT TO GUARANTY

    THIRD AMENDMENT TO GUARANTY, dated as of January 28, 2022 (this “Amendment”), by and between BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company (formerly known as “CREDIT RE OPERATING COMPANY, LLC”, “Guarantor”), and CITIBANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

    WHEREAS, NSREIT CB Loan, LLC, CB Loan NT-II, LLC, BrightSpire Credit 3, LLC, BrightSpire Credit 4, LLC, BrightSpire Credit 3EU, LLC, and BrightSpire Credit 3UK, LLC, each a Delaware limited liability company (collectively, “Seller”) and Buyer are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of April 26, 2019 (as amended, modified and/or restated, the “Repurchase Agreement”), between Seller and Buyer;

    WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Guaranty, dated as of April 23, 2018, as amended by that certain First Amendment to Guaranty, dated as of May 7, 2020, as further amended by that certain Second Amendment to Guaranty, dated as of April 14, 2021 (as amended, modified and/or restated, the “Guaranty”), from Guarantor to Buyer; and

    WHEREAS, Guarantor and Buyer wish to amend and modify the Guaranty upon the terms and conditions hereinafter set forth.

    NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified as follows:

1.    Amendment of Guaranty. Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified with retroactive effect as follows:
(a)    Article V(l)(ii) of the Guaranty is hereby deleted in its entirety and replaced with the following:
    (ii)    Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth at any time shall not be less than the sum of (i) $1,112,000,000.00 and (ii) seventy percent (70%) of the net cash proceeds thereafter received by the Guarantor (x) from any offering by the Guarantor of its common equity and (y) from any offering by BrightSpire Capital, Inc. of its common equity to the extent such net cash proceeds are contributed to the Guarantor, excluding any such net cash proceeds that are contributed to the Guarantor within ninety (90) days of receipt of such net cash proceeds and applied to purchase, redeem or otherwise acquire Capital Stock issued by the Guarantor (or any direct or indirect parent thereof).

2.    Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Transaction Documents to the Guaranty shall be deemed to refer to the Guaranty as amended and modified by this Amendment and as same may be further amended, modified and/or restated.
3.    Reaffirmation of Representations and Warranties. Guarantor hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, and (iii) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (B)-(D) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect. Guarantor hereby represents and warrants to Buyer that all of the representations and warranties set forth in Article IV of the Guaranty remain true and correct as of the date hereof.
4.    Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
5.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
6.    Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.
7.    Reaffirmation of Guaranty. Guarantor acknowledges and agrees that, except as modified hereby, the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms.
8.    Repurchase Agreement, Guaranty and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the

Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR: BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

[BRSP/Citi - Signature Page to Third Amendment to Guaranty]

BUYER:

CITIBANK, N.A.

By: /s/ Richard Schlenger____________ Name: Richard Schlenger Title: Authorized Signatory

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST SET FORTH ABOVE:

SELLER: NSREIT CB LOAN, LLC, a Delaware limited liability company
By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President
CB LOAN NT-II, LLC, a Delaware limited liability company
By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President BRIGHTSPIRE CREDIT 3, LLC, a Delaware limited liability company
By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President
BRIGHTSPIRE CREDIT 4, LLC, a Delaware limited liability company
By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President
BRIGHTSPIRE CREDIT 3EU, LLC, a Delaware limited liability company
By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

[BRSP/Citi - Signature Page to Third Amendment to Guaranty]

BRIGHTSPIRE CREDIT 3UK, LLC, a Delaware limited liability company
By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

[BRSP/Citi - Signature Page to Third Amendment to Guaranty]